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Annual Statement of Compliance

GS Mortgage Securities Trust 2013-GCJ16

VIA EMAIL

To Addresses on Exhibit A:

Re:	GS Mortgage Securities Trust 2013-GCJ16, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ16 (the “Trust”), issued pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2013 (the “Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Situs Holdings, LLC, as Operating Advisor, and U.S. Bank National Association, as Trustee and Certificate Administrator

I, Kimberly O. Jacobs, a Senior Vice President of U.S. Bank National Association, as Certificate Administrator, hereby certify that:

(1) A review of the activities of the Certificate Administrator during the preceding calendar year (the “Reporting Period”) and of the performance of the Certificate Administrator under the Agreement has been made under my supervision; and

(2) To the best of my knowledge, based on such review, the Certificate Administrator has fulfilled all its obligations under the Agreement in all material respects throughout such Reporting Period.

Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

Date: March 1, 2019

U.S. Bank National Association, as Certificate Administrator

By:	/s/ Kimberly O. Jacobs
Kimberly O. Jacobs
Senior Vice President

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Exhibit A

GS Mortgage Securities Corporation II

200 West Street

New York, New York 10282-2198

Attention: Leah Nivison (GSMS 2013-GCJ16)

leah.nivison@gs.com

Citigroup Commercial Mortgage Securities

Inc., 390 Greenwich Street, 5th Floor,

New York, New York 10013,

Attention: Paul Vanderslice (CGCMT 2013-GC15)

Deutsche Mortgage & Asset Receiving Corporation

60 Wall Street

New York, New York 10005

Attention: Lainie Kaye (COMM 2013-CCRE11, COMM 2013-CCRE12)

Lainie.kaye@db.com

RBS Commercial Funding, Inc.

600 Washington Blvd.,

Stamford, Connecticut 06901

Attention: Jim Barnard (WFRBS 2013-C17)

Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Client Manager - WFRBS 2013-C17

   Client Manager - COMM 2013-CCRE12

Deutsche Bank Trust Company Americas

1761 East St. Andrew Place

Santa Ana, CA 92705

Attention: Trust Administration-DB 1311

Jennifer.vandyne@db.com

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, New York 10013

Attn: Attention: Citibank Agency & Trust - CGCMT 2013-GC15